                                                                    EXHIBIT 99.1

                           SUBSCRIBER COMPUTING, INC.
                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Subscriber Computing, Inc.
Irvine, California

     We have audited the accompanying balance sheets of Subscriber Computing, Inc. (the Company) as of September 30, 1997 and 1996, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Subscriber Computing, Inc. as of September 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1997 in conformity with generally accepted accounting principles.

                                          DELOITTE & TOUCHE LLP

Costa Mesa, California
January 7, 1998

                           SUBSCRIBER COMPUTING, INC.

                                 BALANCE SHEETS
                       AS OF SEPTEMBER 30, 1997 AND 1996

                                     ASSETS

                                                                  1997           1996
                                                              ------------    -----------
CURRENT ASSETS:
Cash and cash equivalents (Note 1)..........................  $  1,312,868    $ 1,776,928
Investments (Note 1)........................................     1,350,000             --
Restricted cash (Notes 1, 4 and 6)..........................     1,411,801        800,000
Accounts receivable, net of allowance for doubtful accounts
  of $387,875 (1997) and $463,000 (1996) (Note 7)...........     2,437,661      2,464,027
Current portion of long-term installments receivable (Note
  1)........................................................            --        219,760
Prepaid expenses and other current assets...................       271,664         72,328
Officer advances (Note 7)...................................        49,953         49,953
                                                              ------------    -----------
          Total current assets..............................     6,833,947      5,382,996
LONG-TERM INSTALLMENTS RECEIVABLE (Note 1)..................                      154,880
PROPERTY AND EQUIPMENT, net (Notes 2 and 5).................     3,738,483      1,212,356
OTHER ASSETS:
Software license fees, net (Note 1).........................       637,500             --
Goodwill, net (Note 1)......................................       195,529             --
Other.......................................................       215,434         64,275
                                                              ------------    -----------
          Total other assets................................     1,048,463         64,275
                                                              ------------    -----------
                                                              $ 11,620,893    $ 6,814,507
                                                              ============    ===========
                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable (Note 7)...................................  $  1,289,904    $ 1,224,542
Accrued expenses............................................     1,006,081        799,159
Short-term borrowings (Note 4)..............................     1,160,000      1,000,000
Current portion of obligations under capital leases (Note
  5)........................................................       371,574        146,662
Current portion of notes payable (Note 6)...................     2,858,334      2,008,333
Current portion of deferred revenue.........................     1,699,602      2,094,816
                                                              ------------    -----------
          Total current liabilities.........................     8,385,495      7,273,512
DEFERRED RENT (Note 1)......................................       139,191        120,820
OBLIGATIONS UNDER CAPITAL LEASES, net of current portion
  (Note 5)..................................................       411,733        254,743
NOTES PAYABLE, net of current portion (Note 6)..............       416,666      2,525,000
DEFERRED REVENUE, net of current portion....................            --      1,000,334
                                                              ------------    -----------
          Total long-term liabilities.......................       967,590      3,900,897
COMMITMENTS AND CONTINGENCIES (Notes 5 and 9)
STOCKHOLDERS' EQUITY (DEFICIT) (Notes 7 and 10):
Preferred stock -- Series A convertible -- $.01 par value;
  348,687 shares authorized; none issued and outstanding
Preferred stock -- Series B Senior Convertible
  Participating -- $.01 par value; 4,300,000 shares
  authorized; 4,209,863 shares issued and outstanding.......    14,228,661             --
Common stock -- $.01 par value; 20,000,000 shares
  authorized; 8,386,338 and 7,425,970 shares issued and
  outstanding at September 30, 1997 and 1996,
  respectively..............................................       829,185        349,000
Accumulated deficit.........................................   (12,399,595)    (4,708,902)
Notes receivable from sale of common stock (Note 7).........      (390,443)            --
                                                              ------------    -----------
          Total stockholders' equity (deficit)..............     2,267,808     (4,359,902)
                                                              ------------    -----------
                                                              $ 11,620,893    $ 6,814,507
                                                              ============    ===========

                See notes to accompanying financial statements.

                           SUBSCRIBER COMPUTING, INC.

                            STATEMENTS OF OPERATIONS
             FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995

                                                           1997           1996           1995
                                                        -----------    -----------    ----------
REVENUES (Notes 1, 11 and 12):
Software license fees.................................  $ 7,466,941    $ 5,396,235    $4,609,210
Services and other revenue............................    5,551,516      6,214,009     2,937,101
                                                        -----------    -----------    ----------
          Total revenues..............................   13,018,457     11,610,244     7,546,311
EXPENSES:
Software production...................................    5,351,258      5,737,915     4,579,871
Selling, general and administrative (Notes 1, 5 and
  7)..................................................    9,488,430      5,080,877     2,724,655
Research and development..............................    5,550,269      3,600,152       327,196
Write-off of capitalized software (Note 1)............           --      3,760,546            --
                                                        -----------    -----------    ----------
          Total expenses..............................   20,389,957     18,179,490     7,631,722
                                                        -----------    -----------    ----------
LOSS FROM OPERATIONS..................................   (7,371,500)    (6,569,246)      (85,411)
                                                        -----------    -----------    ----------
OTHER INCOME (EXPENSE):
Interest expense, net (Notes 4, 5, 6 and 7)...........     (238,228)      (268,146)      (40,867)
Other income (expense), net...........................       54,478         (6,173)        3,625
                                                        -----------    -----------    ----------
          Total other expense, net....................     (183,750)      (274,319)      (37,242)
                                                        -----------    -----------    ----------
LOSS BEFORE PROVISION FOR INCOME TAXES................   (7,555,250)    (6,843,565)     (122,653)
PROVISION FOR INCOME TAXES (Note 3)...................          800            800           800
                                                        -----------    -----------    ----------
NET LOSS..............................................  $(7,556,050)   $(6,844,365)   $ (123,453)
                                                        ===========    ===========    ==========

                See notes to accompanying financial statements.

                           SUBSCRIBER COMPUTING, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
             FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995

                                                                                      NOTES
                                                                                    RECEIVABLE     RETAINED
                                     COMMON STOCK       SERIES B PREFERRED STOCK    FROM SALE      EARNINGS
                                 --------------------   -------------------------   OF COMMON    (ACCUMULATED
                                  SHARES      AMOUNT      SHARES        AMOUNT        STOCK        DEFICIT)       TOTAL
                                 ---------   --------   ----------   ------------   ----------   ------------   ----------
BALANCE, October 1, 1994.......  7,425,970   $349,000          --    $        --    $      --    $  2,258,916   $2,607,916
Net loss.......................         --         --          --             --           --        (123,453)    (123,453)
                                 ---------   --------   ---------    -----------    ---------    ------------   ----------
BALANCE, September 30, 1995....  7,425,970    349,000          --             --           --       2,135,463    2,484,463
Net loss.......................         --         --          --             --           --      (6,844,365)  (6,844,365)
                                 ---------   --------   ---------    -----------    ---------    ------------   ----------
BALANCE, September 30, 1996....  7,425,970    349,000          --             --           --      (4,708,902)  (4,359,902)
Issuance of preferred stock,
  net (Note 10)................         --         --   4,209,863     14,094,018           --              --   14,094,018
Issuance of common stock for an
  acquisition (Note 1).........    210,119    105,060          --             --           --              --      105,060
Issuance of common stock for
  notes receivable (Note 7)....    750,249    375,125          --             --     (375,125)             --           --
Accrued interest on notes
  receivable from sale of
  common stock.................         --         --          --             --      (15,318)             --      (15,318)
Accretion attributable to
  preferred stock..............         --         --          --        134,643           --        (134,643)          --
Net loss.......................         --         --          --             --           --      (7,556,050)  (7,556,050)
                                 ---------   --------   ---------    -----------    ---------    ------------   ----------
BALANCE, September 30, 1997....  8,386,338   $829,185   4,209,863    $14,228,661    $(390,443)   $(12,399,595)  $2,267,808
                                 =========   ========   =========    ===========    =========    ============   ==========

                See notes to accompanying financial statements.

                           SUBSCRIBER COMPUTING, INC.

                            STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995

                                                                 1997           1996           1995
                                                              -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss....................................................  $(7,556,050)   $(6,844,365)   $  (123,453)
Adjustments to reconcile net loss to net cash used in
  operating activities:
Depreciation and amortization...............................      932,937        376,175        983,516
Loss on disposal of property and equipment..................           --          2,759             --
Write-off of capitalized software development costs.........           --      3,760,546             --
Accrued interest on stockholder notes receivable............      (15,318)            --             --
Changes in operating assets and liabilities, net of effects
  of acquisition:
  Accounts receivable, net..................................       26,366       (516,779)      (500,999)
  Prepaid expenses..........................................       57,146        (38,084)         5,416
  Installments receivable...................................      374,640       (374,640)            --
  Other assets..............................................     (147,513)       (36,851)        (4,077)
  Accounts payable..........................................      (11,082)       655,347           (568)
  Accrued expenses..........................................     (410,404)       257,675        130,082
  Deferred Rent.............................................       18,371        120,820             --
  Deferred revenue..........................................   (1,395,548)    (1,332,053)     3,124,792
                                                              -----------    -----------    -----------
         Net cash (used in) provided by operating
           activities.......................................   (8,126,455)    (3,969,450)     3,614,709
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment................           --         18,849             --
Purchase of property and equipment..........................   (2,530,023)      (899,320)      (164,063)
Officer advances............................................           --         (2,400)       (19,953)
Purchase of marketable securities...........................   (2,129,412)            --             --
Proceeds from sale and maturity of marketable securities....      799,412             --             --
Capitalized software development costs......................           --             --     (1,957,025)
                                                              -----------    -----------    -----------
         Net cash used in investing activities..............   (3,880,023)      (882,871)    (2,141,041)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from short-term bank borrowings................      160,000        596,675        161,325
Proceeds from issuance of long-term debt....................      500,000        500,000      4,650,000
Repayment of obligations under capital leases...............     (341,466)      (116,019)            --
Repayment of long-term debt.................................   (2,258,333)       (91,667)       (71,215)
Net proceeds from issuance of Series B preferred stock......   14,094,018             --             --
                                                              -----------    -----------    -----------
         Net cash provided by financing activities..........   12,154,219        888,989      4,740,110
                                                              -----------    -----------    -----------
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND
  RESTRICTED CASH...........................................      147,741     (3,963,332)     6,213,778
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of
  year......................................................    2,576,928      6,540,260        326,482
                                                              -----------    -----------    -----------
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of year.....  $ 2,724,669    $ 2,576,928    $ 6,540,260
                                                              ===========    ===========    ===========
SUPPLEMENTAL CASH FLOW INFORMATION -- Cash paid during the
  year for:
  Interest..................................................  $   574,835    $   376,601    $    44,204
                                                              ===========    ===========    ===========
  Income taxes..............................................  $       800    $        --    $    18,275
                                                              ===========    ===========    ===========

SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:

    During the year ended September 30, 1995, $500,000 of the Company's unsecured long-term debt was converted to deferred revenue. Under the terms of the agreement, the creditor agreed to receive $500,000 in services in lieu of a $500,000 cash repayment.

    During the year ended September 30, 1997 and 1996, the Company financed $498,385 and $517,424 in equipment through capital lease obligations, respectively (Note 5).

    During the year ended September 30, 1997, $134,643 was accreted towards the Series B Senior Convertible Participating Preferred Stock liquidation preference, using the effective interest method.

DETAIL OF BUSINESS ACQUIRED IN PURCHASE BUSINESS COMBINATION:

    On December 27, 1996, the Company acquired the net assets of Intelligent Object Solutions, Inc.

     A summary of the transaction is as follows:

Goodwill....................................................  $   211,382
Fair value of software license fees.........................      750,000
Fair value of other assets acquired.........................      562,431
Common stock issued.........................................     (105,060)
Liabilities assumed.........................................   (1,418,753)

                See notes to accompanying financial statements.

                           SUBSCRIBER COMPUTING, INC.

                         NOTES TO FINANCIAL STATEMENTS
             FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Operations -- Subscriber Computing, Inc. (the Company) was incorporated on September 28, 1978. The Company was reincorporated in Delaware in connection with a financing transaction in December 1996 (Note 10). The Company is engaged in the design, development and maintenance of computer software for the wireless telecommunications industry.

     Acquisition -- On December 27, 1996, the Company acquired the net assets of Intelligent Object Solutions, Inc. (IOS), a developer of cellular fraud prevention software. The Company issued 210,119 shares of common stock, valued at $105,060, in exchange for the net assets of IOS. The acquisition was recorded as a purchase and the results of operations for the period from December 27, 1996 to September 30, 1997 are included in the accompanying financial statements. The purchase price was allocated $750,000 to software license fees, $562,431 to other assets acquired, $211,382 to goodwill and $1,418,753 to liabilities assumed, based on fair values at the date of acquisition. Pursuant to the purchase agreement, the Company placed 94,643 additional shares of common stock valued at $47,322 into an escrow account, to be distributed to the seller upon the occurrence of certain future events. Additionally, the agreement provides for the issuance of up to 266,667 shares of common stock if revenue from the purchased technology exceeds certain levels.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting years. Actual results could differ from those estimates.

     Cash and Cash Equivalents -- Cash equivalents consist of short-term debt instruments with an original maturity date of 90 days or less at the time of purchase.

     Restricted Cash -- The restricted cash consists of cash that is restricted under the terms of the Company's line of credit and long-term debt agreements (Notes 4 and 6) and a $420,000 performance deposit associated with a customer contract.

     Investments -- The Company accounts for investments in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments and Equity Securities. The Company's investments consist primarily of high-grade corporate and government securities with maturities of less than three years. The Company classifies all of its investments as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity. Realized and unrealized gains and losses on available-for-sale securities were immaterial at September 30, 1997.

     Accounts Receivable -- The Company grants credit to businesses located worldwide. The Company performs on-going credit evaluations of its customers and, generally, requires no collateral.

     Installments Receivable -- Installments receivable represent the present value of future payments under noncancelable software license agreements which provide for payments in installments over a two-year period. A portion of the revenue from each installment payment is recognized as interest income in the accompanying statements of operations.

     Property and Equipment -- Property and equipment are stated at cost. Depreciation and amortization are provided for on the straight-line and accelerated methods over the shorter of their estimated useful lives or the related lease terms, generally three to five years.

                           SUBSCRIBER COMPUTING, INC.

             FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995

     Goodwill -- Goodwill relating to the IOS acquisition is amortized over ten years on a straight-line basis. The Company assesses the recoverability of goodwill at each balance sheet date by determining whether the amortization of the balance over its remaining useful life can be recovered through projected undiscounted future cash flows expected to be realized from continued sales of the related products purchased in the IOS acquisition. As of September 30, 1997, there was no impairment of the recorded amounts for goodwill. Accumulated amortization was $15,853 at September 30, 1997.

     Long-Lived Assets -- The Company accounts for the impairment and disposition of long-lived assets in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. In accordance with SFAS No. 121, long-lived assets to be held are reviewed for events or changes in circumstances which indicate that their carrying value may not be recoverable. The Company wrote off $3,760,546 of previously capitalized software costs during the year ended September 30, 1996 after evaluating the recoverability of capitalized costs and determining that such costs were not recoverable based on changes in product mix. At September 30, 1997, there was no impairment of long-lived assets.

     Software License Fees -- Software license fees resulting from the IOS acquisition are amortized using the straight-line method over three years, the term of the license agreement. Accumulated amortization was $112,500 at September 30, 1997.

     Deferred Rent -- The Company's long-term, noncancelable facility lease agreements provide for increases in the monthly base rent. Accordingly, rental expense has been recognized on a straight-line basis over the term of the lease, and deferred rent has been included in the accompanying balance sheets as of September 30, 1997 and 1996.

     Revenue Recognition -- Revenue is generally recognized on delivery of the software or hardware or when services are completed and collectibility is probable in accordance with Statement of Position (SOP) 91-1, Software Revenue Recognition. Any remaining obligations are accounted for either by accruing the remaining costs or by deferring a portion of revenue and recognizing it as the obligations are fulfilled. Revenue from software fees, consulting, support and maintenance, or hardware sales that is not separately identified in a contract is recognized ratably over the term of the contract. Revenue related to customer support agreements is recognized ratably over the term of the agreement, generally from three months to one year, using the straight-line method.

     In October 1997, the American Institute of Certified Public Accountants issued SOP 97-2, Software Revenue Recognition, which supercedes SOP 91-1. The provisions of SOP 97-2 are effective for fiscal years beginning after December 15, 1997. The Company is reviewing the impact of the statement on its financial statements.

     Income Taxes -- The Company accounts for income taxes according to SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, SFAS No. 109 generally considers all expected future events other than enactments of changes in the tax laws or rates.

     Stock-Based Compensation -- The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees.

     Reclassifications -- Certain prior-year balances have been reclassified to conform with the current year presentation.

                           SUBSCRIBER COMPUTING, INC.

             FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995

 2. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at September 30:

                                                         1997          1996
                                                      ----------    ----------
Computers and software..............................  $5,139,712    $1,838,131
Furniture and fixtures..............................     249,209       220,078
                                                      ----------    ----------
                                                       5,388,921     2,058,209
Less accumulated depreciation.......................  (1,650,438)     (845,853)
                                                      ----------    ----------
                                                      $3,738,483    $1,212,356
                                                      ==========    ==========

 3. INCOME TAXES

     The Company had elected to be taxed as an S corporation under the provisions of the federal and state tax codes. Under federal laws, taxes based on income of S corporations are payable by the corporation's stockholders. In connection with a financing transaction in December 1996 (Note 10), the Company terminated its S corporation election. A provision for income taxes has been provided in the financial statements at statutory rates of 1 1/2% under California laws, through December 1996, and at applicable statutory rates thereafter.

     The income tax provision consists of the following at September 30, 1997:

Current:
  Federal...................................................  $        --
  State.....................................................          800
                                                              -----------
                                                                      800
Deferred:
  Federal...................................................    2,540,637
  State.....................................................      571,701
                                                              -----------
                                                                3,112,338
Change in valuation allowance...............................   (3,112,338)
                                                              -----------
          Total income tax provision........................  $       800
                                                              ===========

     The Company provides deferred income taxes for temporary differences between assets and liabilities recognized for financial reporting and income tax purposes. The income tax effects of these temporary differences representing significant portions of the deferred tax assets and deferred tax liabilities at September 30, 1997 are as follows:

Allowance for doubtful accounts.............................  $   291,251
General business credits....................................      454,184
Net operating loss carryforwards............................    2,449,463
Other.......................................................      (82,560)
                                                              -----------
Net deferred tax asset......................................    3,112,338
Valuation allowance.........................................   (3,112,338)
                                                              -----------
          Net deferred income taxes.........................  $        --
                                                              ===========

     As of September 30, 1997, a valuation allowance of $3,112,338 has been provided based on the Company's assessment of the future realizability of certain deferred tax assets.

                           SUBSCRIBER COMPUTING, INC.

             FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995

     The Company has federal and California net operating loss carryforwards available of approximately $6,300,000 and $3,200,000, respectively, which may be used to offset future taxable income. These carryforwards expire in 2012 and 2002, respectively. The Company's ability to utilize its carryforwards can be restricted if there is a change of ownership within a described three-year period.

 4. SHORT-TERM BANK BORROWINGS

     The Company has a line of credit with a bank in the amount of $1,500,000, which expires in April 1998 and of which $1,160,000 and $1,000,000 were outstanding at September 30, 1997 and 1996, respectively. All borrowings are payable on demand. Interest is paid monthly at the bank's prime interest rate (8.5% at September 30, 1997). Borrowings against the line of credit are collateralized by substantially all assets of the Company, including a minimum deposit required with the bank, which was $184,857 at September 30, 1997 (Note
1) and which is recorded as restricted cash in the accompanying balance sheets (Note 1). The agreement requires the Company to maintain certain financial ratios. The Company was not in compliance with certain of these ratios at September 30, 1997 but received a waiver of such noncompliance. Subsequent to September 30, 1997, the Company amended its line of credit arrangement with the same bank and is currently in compliance with all applicable covenants. In connection with the amendment, the Company issued warrants to purchase 25,000 shares of common stock at $4.00 per share for a period of five years from the date the warrants were issued.

 5. OBLIGATIONS UNDER CAPITAL LEASES

     Capital lease obligations have been recorded in the accompanying financial statements at the present value of future minimum lease payments, discounted at interest rates ranging from 10% to 19%.

     Assets included in property and equipment financed under capital leases consist of the following at September 30, 1997 and 1996:

                                                         1997         1996
                                                      ----------    ---------
Computers and software..............................  $1,039,970    $ 517,424
Less accumulated amortization.......................    (370,507)    (117,560)
                                                      ----------    ---------
Property and equipment financed under capital
  leases, net.......................................  $  669,463    $ 399,864
                                                      ==========    =========

     Depreciation of property and equipment financed under capital leases amounted to $252,947 and $117,560 for the years ended September 30, 1997 and 1996, respectively.

     Future minimum lease payments under capital leases and the present value of future minimum lease payments as of September 30, 1997 are as follows:

Year ending September 30:
  1998......................................................  $ 440,180
  1999......................................................    294,272
  2000......................................................    127,758
  2001......................................................     35,573
  2002......................................................      9,664
                                                              ---------
          Total future minimum lease payments...............    907,447
Less amount representing interest...........................   (124,140)
                                                              ---------
Present value of future minimum lease payments..............    783,307
Less current portion........................................   (371,574)
                                                              ---------
Present value of future minimum lease payments, net of
  current portion...........................................  $ 411,733
                                                              =========

                           SUBSCRIBER COMPUTING, INC.

             FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995

     Operating Leases -- The Company leases its facility and various equipment under long-term, noncancelable operating lease agreements which expire between 1998 and 2002. The facility lease contains a renewal option. Total rent expense for the years ended September 30, 1997, 1996 and 1995 was $677,384, $472,015 and $240,349, respectively, for the Company's facilities, and $86,757, $136,960 and $148,898, respectively, for the Company's equipment.

     The following is a schedule by years of future minimum rental payments required under the operating lease agreements:

                                           FACILITY     EQUIPMENT      TOTAL
                                          ----------    ---------    ----------
Year ending September 30:
  1998..................................  $  602,451    $ 94,912     $  697,363
  1999..................................     649,977      80,399        730,376
  2000..................................     649,152      80,399        729,551
  2001..................................     307,944      80,399        388,343
  2002..................................                  73,699         73,699
                                          ----------    --------     ----------
          Total minimum payments
            required....................  $2,209,524    $409,808     $2,619,332
                                          ==========    ========     ==========

 6. NOTES PAYABLE

     Notes payable consist of the following at September 30:

                                                       1997           1996
                                                    -----------    -----------
Note payable to a bank, monthly payments of
  $13,889 plus interest at the bank's prime rate
  (8.5% at September 30, 1997) plus 1% per annum
  through June 1, 1999, balance of principal and
  interest due July 1, 1999, collateralized by
  substantially all assets of the Company,
  including a minimum deposit required with the
  bank, which was $319,444 at
  September 30, 1997..............................  $   305,566    $   458,333
Note payable to a bank, monthly payments of
  $13,889 plus interest at the bank's prime rate
  (8.5% at September 30, 1997) plus 1% per annum
  through April 3, 2000, balance of principal and
  interest due May 3, 2000, collateralized by
  substantially all assets of the Company,
  including a minimum deposit required with the
  bank, which was $458,333 at September 30,
  1997............................................      444,434
Note payable to a bank, monthly payments of
  $4,167, plus interest at the bank's prime rate
  (8.5% at September 30, 1997) plus 1.5% per
  annum, collateralized by substantially all
  assets of the Company, due March 1998, including
  a minimum deposit required with the bank, which
  was $29,167 at September 30, 1997...............       25,000         75,000
Unsecured subordinated note payable to a customer,
  payment of $2,500,000 due on July 1, 1998,
  interest payable quarterly at 9% per annum,
  through July 1, 1998 (Note 10)..................    2,500,000      4,000,000
                                                    -----------    -----------
                                                      3,275,000      4,533,333
Less current portion..............................   (2,858,334)    (2,008,333)
                                                    -----------    -----------
Notes payable, net of current portion.............  $   416,666    $ 2,525,000
                                                    ===========    ===========

                           SUBSCRIBER COMPUTING, INC.

             FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995

     As of September 30, 1997, future maturities of notes payable are $2,858,334 and $305,556 and $111,110 for the years ended September 30, 1997, 1998 and 1999, respectively.

     Interest expense related to notes payable and short-term bank borrowings (Note 4) was $540,807, $461,427 and $88,588 at September 30, 1997, 1996 and
1995, respectively.

 7. RELATED-PARTY TRANSACTIONS

     Shared Expenses -- The Company engaged in certain transactions with a corporation in which the Company's major stockholder is also a stockholder. Such transactions involved cost reimbursements for shared insurance expenses and resulted in a net account payable to the related party in the amount of $1,704 and $4,883 for the years ended September 30, 1997 and 1996, respectively.

     Officer Advances -- From November 30, 1992 through November 30, 1995, the Company made monthly advances to an officer of the Company. Such advances are due on demand and accrue interest at various rates ranging from 5.8% to 7%.

     Stockholder Notes Receivable -- In connection with the adoption of the 1997 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Option Plan (the Plan) (Note 10), certain stockholders were issued restricted stock in return for cancellation of options under the previous plan. As consideration for the stock received, the stockholders issued notes payable to the Company totaling $375,125. The notes bear interest at a rate of 7% per annum, with principal and interest due on February 28, 2002, and are secured by the stock received. The notes, including accrued interest of $15,318, have been included as a separate component of stockholders' equity in the accompanying financial statements at September 30, 1997.

 8. EMPLOYEE BENEFIT PLAN

     The Company has a qualified 401(k) Employee Savings and Profit Sharing Plan (the Plan) for the benefit of its employees. The Plan covers substantially all full-time employees over 21 years of age with at least six months of service. Under the Plan, employees can contribute and defer taxes on compensation contributed. The Company also has the option to make contributions at the discretion of its Board of Directors. No Company contributions were made for the years ended September 30, 1997, 1996 and 1995.

 9. CONTINGENCIES

     At September 30, 1997, the Company is involved in certain pending legal actions and proceedings involving one of its customers. Management of the Company, taking into account its insurance coverage, believes that the outcome of this litigation will not have a material adverse financial impact on the Company. Accordingly, no provision for pending legal actions and proceedings has been made in the accompanying financial statements as of September 30, 1997.

10. STOCKHOLDERS' EQUITY

     Issuance of Preferred Shares -- On December 27, 1996, the Company issued 4,209,863 shares of Series B Senior Convertible Participating Preferred Stock for $14,999,741 (Series B preferred stock). The Series B preferred stock has a liquidation preference of $3.56 per share, plus any declared and unpaid dividends. The liquidation preference is subject to adjustment as defined. During the year ended September 30, 1997, $134,643 was accreted toward the Series B preferred stock liquidation preference, using the effective interest method.

     Each share of Series B preferred stock is convertible into common stock, at the option of the holder, at any time after the date of issuance, based on the then-applicable conversion ratio (initial liquidation

                           SUBSCRIBER COMPUTING, INC.

             FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995

preference divided by a calculated conversion price). Such price adjusts for certain sales of capital stock below the then-existing conversion price.

     The terms of the Series B preferred stock provide for redemption, at the option of the holder, after December 27, 2001, if such redemption has been requested by a majority of Series B preferred stockholders. The stock is redeemable at an amount equal to the sum of $3.56 per share, plus any declared and unpaid dividends. The stock is subject to a mandatory conversion upon the completion of an initial public offering by the Company, which exceeds $20,000,000 in gross proceeds. If the valuation of the Company immediately prior to such offering is less than $131,125,000, as defined, the conversion formula will be adjusted to provide for issuance of common stock such that each share of the Series B preferred stock will have a value in the offering of at least $8.91.

     The Company is prohibited from declaring dividends on any form of stock without the approval of the majority of the holders of the Series B preferred stock. The Series B stockholders are also entitled to one seat on the Company's Board of Directors.

     Immediately preceding such financing, the Company reincorporated in the State of Delaware. The effect of such reincorporation was to place a $.01 par value on the Company's common stock, authorize 4,300,000 shares of Series B preferred stock at a $.01 par value, and reduce the authorized number of Series A preferred stock to 348,687 shares at a $.01 par value. The financial statements have been retroactively restated for all periods presented to reflect the effect of such reincorporation.

     Stock-Option Plans -- In February 1997, the Company adopted the 1997 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan (the Plan). The total number of shares, in aggregate, of common stock that may be issued under the Plans shall not exceed 2,750,000 unless certain changes in the Company's capital structure, as indicated in the agreement, occur. Incentive options may be issued to officers, key employees and members of the Board of Directors. Nonqualified options and restricted shares may be issued to officers, key employees, members of the Board of Directors, or other parties as determined by the Board of Directors. The exercise prices are to be determined pursuant to formulas specified in the Plans but not less than the fair market value at the grant date. Incentive options expire within a period of ten years from the date the incentive option is granted, unless it is granted to a person who is the beneficial owner of 10% or more of the outstanding stock of the Company, in which case the option will expire within a period of five years. Nonqualified options expire within a period of ten years from the date of the grant. An offeree of restricted shares has 90 days to accept such offer.

     In connection with the adoption of the 1997 Plan, all previous options outstanding were canceled and reissued at fair market value.

                                                                            WEIGHTED
                                                                            AVERAGE
                                                              NUMBER OF     EXERCISE
                                                                SHARES       PRICE
                                                              ----------    --------
Outstanding at October 1, 1995..............................   1,017,523     $0.26
  Granted...................................................     121,000      0.50
  Canceled..................................................     (95,000)     0.23
                                                              ----------
Outstanding at September 30, 1996...........................   1,043,523      0.29
  Granted (weighted average fair value of $0.22)............   1,377,019      0.51
  Canceled..................................................  (1,068,523)     0.29
                                                              ----------
Outstanding at September 30, 1997...........................   1,352,019      0.51
                                                              ==========

                           SUBSCRIBER COMPUTING, INC.

             FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995

                      OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
           -----------------------------------------   ----------------------
                         WEIGHTED AVERAGE   WEIGHTED                 WEIGHTED
                            REMAINING       AVERAGE                  AVERAGE
EXERCISE     NUMBER        CONTRACTUAL      EXERCISE     NUMBER      EXERCISE
 PRICE     OUTSTANDING     LIFE (YEARS)      PRICE     EXERCISABLE    PRICE
--------   -----------   ----------------   --------   -----------   --------
0$.50..     1,325,019          9.5           $0.50       416,250      $0.50
1.00..         27,000          9.5            1.00         5,000       1.00
            ---------                                    -------
            1,352,019                                    421,250
            =========                                    =======

     Additional Stock Option Information -- As discussed in Note 1, the Company continues to account for its stock-based awards using the intrinsic value method in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretations. No compensation expense has been recognized in the financial statements for employee stock arrangements.

     SFAS No. 123, Accounting for Stock-Based Compensation, requires the disclosure of pro forma net income had the Company adopted the fair value method as of the beginning of fiscal 1996. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option-pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The effect of applying the fair value method of SFAS No. 123 to the Company's option grants would not result in net income that is materially different from the amounts reported in the Company's financial statements.

     Warrants -- In August 1995, the Company issued warrants to purchase 348,687 shares of Series A convertible preferred stock at $4.00 per share for a period of three years from the date the warrants were issued or one year after the completion of an initial public offering, whichever is later. As of September 30, 1997, all of the warrants were exercisable and none were exercised. No value was originally ascribed to such warrants.

11. MAJOR CUSTOMERS

     During the year ended September 30, 1997, sales to two customers accounted for 27% and 11% of total revenues. During the year ended September 30, 1996, the Company recorded substantial sales to two customers, accounting for 18% and 13% of total revenues. During the year ended September 30, 1995, the Company recorded substantial sales to four customers, which accounted for 13%, 11%, 10% and 10% of total revenue. As of September 30, 1996 and 1997, the Company also has deferred revenue of $2,000,666 and $578,276, respectively, from a significant customer for consulting services and future license deliveries. A decision by a significant customer to decrease the amount purchased from the Company or to cease carrying the Company's products could have a material adverse effect on the Company's financial condition and results of operations.

12. GEOGRAPHIC INFORMATION

     The Company had worldwide export sales of approximately 36%, 28% and 44% for fiscal years 1997, 1996 and 1995, respectively.